Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of April 21, 2008 between KIMBALL HILL, INC. (the “Company”), an Illinois corporation having its principal place of business in Rolling Meadows, Illinois, and DAVID K. HILL (“Executive”), an individual resident of Illinois.

RECITALS

A.            The Company and Executive are parties to the Employment Agreement (the “Employment Agreement”) dated as of August 10, 2007.

B.            In light of current circumstances, the Company and Executive wish to amend certain provisions of the Employment Agreement relating to Executive’s base salary.

NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties, the Company and Executive agree as follows:

1.             Effective as of the date of this Amendment, the base salary payable by the Company to Executive shall be reduced to the rate of $500,000 per annum.  As used in the Agreement, the term “Salary” shall refer to the aforesaid base salary of $500,000 per annum.

2.             Except as amended pursuant to the provisions of Section 1 of this Amendment, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Executive and the Company have signed this Agreement as of the date first above written.

KIMBALL HILL, INC.

By:	/s/ C. Kenneth Love
C. Kenneth Love, President

/s/ David K. Hill
David K. Hill